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                                                                    EXHIBIT 99.1


DATE:    July 21, 2005

TO:      All Media

FROM:    Standard Management
         10689 N. Pennsylvania Street
         Indianapolis, Indiana 46280

CONTACT: Michael B. Berry
         Investor Relations
         Phone: 317-574-5221


                         STANDARD MANAGEMENT CORPORATION
                            ANNOUNCES MAJOR EXPANSION

(Indianapolis, Indiana) Standard Management Corporation ("Standard Management" or the "Company") (NASDAQ:SMAN) announced today the purchase of Rainier Home Health Care, Inc. ("Rainier") of Seattle, Washington.

The Company is announcing its first acquisition since closing the sale of Standard Life Insurance Company of Indiana on June 9, 2005. Rainier is a provider of pharmaceuticals and medical supplies to long-term care facilities. With annual revenues of $21 million and a well positioned market share in the Pacific Northwest, Rainier was built over the past decade by Mr. John Tran and Mrs. Cynthia Wareing-Tran, pharmacists and prior owners.

The purchase price of $12 million dollars consists of cash, stock, and subordinated debt. Also included in this transaction is a contingent performance bonus based on Rainier achieving a 20% growth in earnings before interest, taxes, depreciation, and amortization for each of the next 3 years.

Ronald D. Hunter, Chairman, CEO and President, stated "This is a model acquisition for our Company by acquiring an experienced management team producing strong top and bottom line results that may be capable of growing 15-20% annually, in addition to being accretive to earnings," he added.

John Tran, President of Rainier, stated "we would only consider a transaction of this type with a company that is committed to patient care and above all quality service. Standard Management and its team offers us the opportunity to continue to build on our heritage and integrity in the marketplace now and in the future."

Mr. Hunter concluded, "This move is another step in ensuring that we are in a position to achieve our intended goal of reaching $200-$300 million in revenue by year-end 2008."


This press release contains "forward-looking statements" within the meaning of section 27 A of the Securities Act of 1933. The use of the words "believe," "expect," "anticipate," "intend," "estimate," "could," "plans," and other similar expressions, or the negations thereof, generally identify forward-looking statements. Forward-looking statements in this press release include, without limitation, the performance of our health services segment, potential future acquisitions, and their impact on the segment's performance. These forward-looking statements are subject to known and unknown risks, uncertainties and other factors, which could cause actual results to be materially different from those

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contemplated by the forward-looking statements. Such factors include, but are not limited to the ability of our management team to successfully operate a health services business with limited experience in that industry; our ability to expand our health services business both organically and through acquisitions, including our ability to identify suitable acquisition candidates, acquire them at favorable prices and successfully integrate them into our business; general economic conditions and other factors, including prevailing interest rate levels and stock market performance, which may affect our ability to obtain additional capital when needed and on favorable terms; our ability to achieve anticipated levels of operational efficiencies at recently acquired companies, as well as through other cost-saving initiatives; customer response to new products, distribution channels and marketing initiatives; and increasing competition in the sale of our products.

We caution you that, while forward-looking statements reflect our good faith beliefs, these statements are not guarantees of future performance. In addition, we disclaim any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.

Standard Management is a holding company headquartered in Indianapolis, IN. Information about the company can be obtained by calling the Investor Relations Department at 317-574-5221 or via the Internet at www.SMAN.com.